UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

 ScanSource, Inc.
(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of principal executive offices, including zip code)
864-288-2432
(Registrant’s telephone number, including area code)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition

On August 24, 2021, ScanSource, Inc. (the "Company") issued a press release announcing its financial results for its fiscal year ended June 30, 2021. A copy of the press release and accompanying CFO commentary are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com. An updated investor presentation will be made available on the Company's website within approximately two weeks.

The information in Item 2.02 of this Report, including the exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933 or the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, the Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) increased the size of its Board to ten members and appointed Charles A. Mathis as a director of the Company, both effective August 19, 2021.

Mr. Mathis, age 61, served as executive vice president and chief financial officer for Science Applications International Corporation (“SAIC”), a U.S. government IT services provider, from 2016 to 2021. Prior to joining SAIC, Mr. Mathis served as chief financial officer at the Company, from 2012 to 2016. Prior to joining the Company, Mr. Mathis was chief financial officer from 2008 to 2012 for Force Protection Inc., a global defense company. He also served as the chief financial officer for Fort Worth-based EFW, Inc., the U.S.-based subsidiary of the Israeli defense contractor, Elbit Systems, from 2006 to 2008.

Upon his appointment to the Board, Mr. Mathis became entitled to receive benefits under the Company’s non-employee directors’ compensation plan, including an annual retainer of $85,000. Mr. Mathis will also be entitled to reimbursement of his expenses incurred in connection with the performance of his services as a director.

In addition, Mr. Mathis will receive annual awards of restricted stock units under the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). Each non-employee director of the Company annually receives an award of restricted stock units, determined by dividing $130,000 by the Equity Award Value (as defined in the 2013 Plan). The restricted stock units are granted automatically under the 2013 Plan and may not be transferred or sold until vested. Restricted stock units granted under the 2013 Plan will vest in full on the day that is six months after the date of grant, or upon the earlier to occur of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If Mr. Mathis terminates his service as a director for any other reason, he will forfeit all of his right, title and interest in and to the restricted stock as of the date of termination.

There are no transactions between Mr. Mathis or any member of his immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Mr. Mathis and any other persons or entities pursuant to which Mr. Mathis was appointed as a director of the Company.

On August 18, 2021, Jack Reilly, who has served on the Board since 2001, notified the Board that he plans to retire from the Board when his current term of office expires at the next Annual Meeting of Shareholders. The Board expects that the Board will be decreased in size back to nine at that time. This transition is not a result of any disagreement between Mr. Reilly and the Company.

The full text of the press release announcing Mr. Mathis' appointment and Mr. Reilly's retirement is furnished as Exhibit 99.3 to this Report and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 – Press release issued by ScanSource, Inc. on August 24, 2021. The information contained in the attached exhibit is unaudited and should be read in conjunction with the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.2 – CFO commentary for the financial results conference call held on August 24, 2021.  The information contained in the attached exhibit is unaudited and should be read in conjunction with the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.3 – Press release issued by ScanSource, Inc. on August 24, 2021.

Exhibit Number	Description

99.1	Press release
99.2	CFO commentary
99.3	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date:	August 24, 2021	/s/ STEVE JONES
Steve Jones
Senior Executive Vice President and Chief Financial Officer